Exhibit 99.1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of August 25, 2011, by and among the parties signatories hereto.  The undersigned hereby agree that the Statement on Schedule 13G with respect to the shares of common stock, par value $0.01 per share, of Hawaiian Telcom Holdco, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 25, 2011

TWIN HAVEN SPECIAL OPPORTUNITIES  FUND III, L.P.

By:       /s/ Paul Mellinger
Name:  Paul Mellinger
Title:  Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES  PARTNERS, L.L.C., L.P.

By:       /s/ Paul Mellinger
Name:  Paul Mellinger
Title:  Managing Member

TWIN HAVEN CAPITAL PARTNERS, L.L.C.

By:       /s/ Paul Mellinger
Name:  Paul Mellinger
Title:  Managing Member

/s/ Paul Mellinger
Paul Mellinger

/s/ Robert Webster
Robert Webster